UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 5, 2012

Umami Sustainable Seafood Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52401	98-0636182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Columbia St., Suite 440
San Diego, CA		92101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (619) 544-9177

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2012, the board of directors (the “Board”) of the Company appointed Tim Fitzpatrick as Chief Financial Officer of the Company. Mr. Fitzpatrick, age 45, served as general counsel of Mindray Medical International Limited from September 2006 to June 2011. Prior to joining Mindray, Mr. Fitzpatrick worked as an attorney in the United States and in Hong Kong. Mr. Fitzpatrick received his M.B.A. from the Kellogg-HKUST Executive MBA Program in Hong Kong, his J.D. from the University of California at Los Angeles, his M.A. from the University of California at San Diego, and his B.A. from Hamilton College. Mr. Fitzpatrick is also currently the chief financial officer of Guardtime.

Effective January 3, 2012, Mr. Fitzpatrick will receive an annual base salary of $240,000 and a target annual bonus opportunity of 100% of his annual base salary. Payment of any bonus will be based on Mr. Fitzpatrick’s achievement of performance objectives as established in good faith by the Board. In addition, Mr. Fitzpatrick has been granted options to purchase up to 875,000 shares of the Company’s common stock shares at an exercise price of $1.60 per share, the last quoted price of the Company’s stock on January 4, 2012. Upon the closing of a single firm commitment underwritten public offering of shares of the Company’s common stock in which the gross proceeds to the Company are at least $40 million (a “Qualified Equity Offering”), 55% of the options will vest. The remaining 45% of the options will vest equally in six installments every six months, with the first installment vesting on July 5, 2012. Mr. Fitzpatrick will also receive a bonus of $240,000 in the event of a Qualified Equity Offering, and will receive an option to purchase a number of additional shares of the Company’s common stock such that immediately following the option grant, he will own, assuming full exercise of all option grants held by him, not less than 1% of the Company’s fully-diluted capital stock. He will be entitled to the other normal benefits accorded employees or executive officers of the Company. While employed by the Company and for 12 months following termination, Mr. Fitzpatrick will be subject to certain non-competition, non-solicitation and non-disparagement restrictions.

There are no arrangements or understandings between Mr. Fitzpatrick and any other person to which he was appointed to serve as the Company’s Chief Financial Officer. There have been no transactions, other than the employment agreement described above, to which the Company or any of its subsidiaries were or are party and in which Mr. Fitzpatrick or any of his immediate family members had a direct or indirect material interest.

Dan Zang, Mr. Fitzpatrick’s predecessor as CFO, will remain with the Company in a senior financial reporting, planning, and analysis role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMAMI SUSTAINABLE SEAFOOD INC.

		By:	/s/ Oli Valur Steindorsson
Date:	January 5, 2012		Oli Valur Steindorsson
President and Chief Executive Officer